Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We consent to the use in Amendment No. 4 to the Registration Statement No. 333-118553 of our reports dated December 31, 2008, relating to the consolidated financial statements and schedule of Photonic Products Group Inc. and Subsidiaries, included herein.

        We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ HOLTZ RUBENSTEIN REMINICK LLP
New York, New York

March 30, 2009